United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2010 (July 29, 2010)
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On July 29, 2010, IsoRay, Inc., a Minnesota corporation (the "Company"), entered into an amendment (the "Amendment") to the Sales Agreement (the "Agreement") between the Company and C. K. Cooper & Company, Inc. ("CKCC") dated April 22, 2010.  The purpose of the Amendment is to extend the term of the offering of shares of the Company's common stock, par value $0.001 per share (the "Shares") by CKCC as the Company's sales agent pursuant to the Agreement.  The offering of Shares pursuant to the Agreement, as amended by the Amendment, will terminate upon the earliest of (i) December 31, 2010, (ii) the sale of all Shares subject to the Agreement and (iii) the termination of the Agreement by the Company or CKCC.  The other terms of the Agreement remain in effect and have not been changed by the Amendment.  The Amendment is filed as Exhibit 10.60 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.60	Amendment, dated July 29, 2010, of the Sales Agreement between IsoRay, Inc. and C. K. Cooper & Company, Inc., dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 30, 2010

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and CEO